CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Price QM U.S. Bond ETF, T. Rowe Price Total Return ETF, and T. Rowe Price Ultra Short-Term Bond ETF (three of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
August 20, 2021